Exhibit 10.18

GOLDEN NUGGET ONLINE GAMING, INC. 2020 INCENTIVE AWARD PLAN RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the "Agreement"), is made and entered into effective [●] (the "Grant Date"), by and between Golden Nugget Online Gaming, Inc., a Delaware corporation (the "Company"), and [●] (the "Participant").

RECITALS

WHEREAS, the Company has adopted the Golden Nugget Online Gaming, Inc. 2020 Incentive Award Plan, as amended (the "Plan");

WHEREAS, pursuant to Section 9 of the Plan, the Company desires to grant to the Participant an award of Restricted Stock Units (the "Units") set forth in Section 2(a) below, subject to certain restrictions set forth in this Agreement, effective as of the Grant Date; and

WHEREAS, the Board has duly made all determinations necessary or appropriate to the grants hereunder.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

AGREEMENT

1.                   Definitions. Any capitalized term used in this Agreement that is not defined in this Agreement will have the same meaning given to it in the Plan.

2.                   Grant of Restricted Stock Units; Vesting.

(a)               Subject to the terms and conditions of the Plan, and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant, an award of [●] time-vesting Units (the "Award"). Each Unit is a notional amount that represents one unvested Common Share and constitutes the right, subject to the terms and conditions of the Plan and this Agreement, to distribution of a Common Share if and when the Unit vests.

(b)               Provided that the Participant remains continuously employed with the Company as of each applicable vesting date, [●] ([●]) of the Units granted under this Award will vest on each of the first [●] anniversaries of the Grant Date (the "Vesting Date"). In the event that the Participant's employment with the Company or its Affiliates is terminated for any reason before the Vesting Date, except as otherwise determined by the Board, all unvested Units shall be canceled and forfeited. The vested Units shall be settled and become payable in Common Shares in accordance with Section 3.

(c)               In the event of a Change in Control (as defined in the Plan), all of the Participant's unvested Units granted under this Award shall vest immediately in full upon the effective date of the Change in Control, subject to the Participant's continued employment with the Company on such date. The vested Units shall be settled and become payable in Common Shares in accordance with Section 3.

3.                  Timing; Form of Payment. Once a Unit vests, the Participant will be entitled to receive a Common Share in its place or, in the Board's discretion, an equivalent amount in cash (or partly in cash and partly in Common Shares). Delivery of the Common Shares or cash, as applicable, will be made as soon as administratively feasible following the vesting of the associated Unit, and in no event later than the sixtieth (60th) day following the Vesting Date. Any Common Shares paid will be credited to an account established for the benefit of the Participant with the Company's administrative agent. The Participant will have full legal and beneficial ownership of the Common Shares at that time.

4.                   Certificates; Transferability. Units awarded under Section 2 will be credited to a book entry account maintained by the Company on behalf of the Participant, and such book entry will appropriately record the terms, conditions and restrictions applicable to such Units. Neither unvested Units, nor the right to vote such Units and receive dividends thereon, may be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered.

5.                   Rights as a Stockholder. Unless and until a Unit has vested and the Common Share underlying it has been distributed to the Participant, the Participant will not be entitled to vote in respect of that Unit or that Common Share. Except as provided in this Section 5 or as otherwise required by law, the Participant shall not have any rights as a stockholder with respect to any Common Shares covered by the Units granted hereunder prior to the date on which he is recorded as the holder of those Common Shares on the records of the Company. Notwithstanding any other part of this Agreement, any quarterly or other regular, periodic dividends or distributions (as determined by the Board) paid on Common Shares will accrue with respect to (i) unvested Units, and (ii) Units that are vested but unpaid pursuant to Section 3, and in each case will be subject to the same forfeitures provisions (if any), and be paid out at the same time or time(s), as the underlying Units on which such dividends or other distributions have accrued.

6.                   Withholding. No later than the date as of which an amount first becomes includible as income of the Participant for any income and/or employment tax purposes with respect to any Unit, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign income and/or employment taxes that are required by applicable law to be withheld with respect to such amount. The Participant authorizes the Company to withhold from his compensation to satisfy any income and/or employment tax withholding obligations in connection with the Award. If the Participant is no longer employed by the Company at the time any applicable taxes are due and must be remitted by the Company, the Participant agrees to pay applicable taxes to the Company, and the Company may delay distribution of the Common Shares underlying the Award until proper payment of such taxes has been made by the Participant. The Participant may satisfy such obligations under this Section 6 by any method authorized under this Agreement and the Plan.

7.                   Plan. The Participant hereby acknowledges receipt of a copy of the Plan. Notwithstanding any other provision of this Agreement, the Units are granted pursuant to the Plan, as in effect on the date of the Agreement , and are subject to the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that except as otherwise provided by the Plan, no amendment to either the Plan or this Agreement will deprive the Participant, without the Participant ' s consent, of any Units or of the Participant ' s rights under this Agreement. The interpretation and construction by the Board of the Plan, this Agreement, the Units, and such rules and regulations as may be adopted by the Board for the purpose of administering the Plan, will be final and binding upon the Participant.

8.                   No Employment Rights. No provision of the Plan or this Agreement will give the Participant any right to employment or continued employment with the Company or any of its Affiliates, create any inference as to the length of employment of the Participant, affect the right of the Company or its Affiliates to terminate the employment or services of the Participant, with or without Cause, or give the Participant any right to participate in any employee welfare or benefit plan or other program of the Company or any of its Affiliates.

9.                   Changes in Company's Capital or Organizational Structure. The existence of the Units shall not affect in any way the right or authority of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of preferred Company shares ahead of or affecting the Common Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other act or proceeding, whether of a similar character or otherwise.

10.               Delays. In accordance with the terms of the Plan, the Company shall have the right to suspend or delay any time period prescribed in this Agreement or in the Plan for any action if the Board shall determine that the action may constitute a violation of any law or result in any liability under any law to the Company, an Affiliate or a stockholder in the Company until such time as the action required or permitted will not constitute a violation of law or result in liability to the Company, an Affiliate or a stockholder of the Company.

11.               Governing Law; Construction. This Agreement and the Units will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to conflicts of law principles. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Agreement will be exclusively in the courts in the State of Delaware, including the Federal Courts located therein (should Federal jurisdiction exist). Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the context requires.

12.               Entire Agreement. This Agreement, together with the Plan and any other agreements incorporated herein by reference, constitutes the entire obligation of the parties with respect to the subject matter of this Agreement and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter (provided, that this Agreement shall not supersede any written consulting agreement or other written agreement between the Company and the Participant, including, but not limited to, any written restrictive covenant agreements). The Participant represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, bases or effect of this Agreement or otherwise.

13.               Amendment. This Agreement may be amended as provided in the Plan.

14.               Waiver; Cumulative Rights. The failure or delay of either party to require performance by the other party of any provision of this Agreement will not affect its right to require performance of such provision unless and until such performance has been waived in writing. Each right under this Agreement is cumulative and may be exercised in part or in whole from time to time.

15.               Counterparts. This Agreement may be signed in two counterparts, each of which will be an original, but both of which will constitute one and the same instrument.

16.               Notices. Any notices required or permitted under this Agreement must be in writing and may be delivered personally or by mail, postage prepaid, addressed to (a) the Company at Golden Nugget Online Gaming, Inc.'s corporate headquarters at 1600 West Loop South Houston, Texas, 77027, Attention: Board of Directors, and (b) the Participant at the Participant's address as shown in accordance with the Company's records, or to such other address as the Participant, by written notice to the Company, may designate in writing from time to time.

17.               Headings. The headings in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

18.               Severability. If any provision of this Agreement is for any reason held to be invalid or unenforceable, such invalidity or unenforceability will not affect any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted.

19.               No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

20.               Successors and Assigns. This Agreement will inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon the Participant or a representative, and all rights granted to the Company under this Agreement, will be binding upon the Participant's or the representative's heirs, legal representatives and successors.

21.               Tax Consequences. The Participant agrees to determine and be responsible for all tax consequences to the Participant with respect to the Units.

22.               Code Section 409A Compliance. This Agreement and delivery of Units and Common Shares under this Agreement are intended to be exempt from or to comply with Section 409A of the Code and shall be administered and construed in accordance with such intent. Notwithstanding any provision of this Agreement, to the extent that the Board determines that any portion of the Units granted under this Agreement is subject to Internal Revenue Code Section 409A ("Section 409A") and fails to comply with the requirements of Section 409A, notwithstanding anything to the contrary contained in the Plan or in this Agreement, the Board reserves the right to amend, restructure, terminate or replace such portion of the Units in order to cause such portion of the Units to either not be subject to Section 409A or to comply with the applicable provisions of such section. In furtherance, and not in limitation, of the foregoing: (a) in no event may the Participant designate, directly or indirectly, the calendar year of any payment to be made hereunder; and (b) notwithstanding any other provision of this Agreement to the contrary, a termination of employment hereunder shall mean and be interpreted consistent with a "separation from service" within the meaning of Code Section 409A with respect to any payment hereunder that constitute a "deferral of compensation" under Code Section 409A that becomes due on account of such separation from service. Notwithstanding any provision of the Plan to the contrary, in no event shall the Company be liable to the Participant on account of this Agreement's failure to (a) qualify for favorable U.S. or foreign tax treatment or (b) avoid adverse tax treatment under U.S. or foreign law, including,-without limitation, Section 409A of the Code.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Participant have executed this Agreement as of the date first written above.

GOLDEN NUGGET ONLINE GAMING, INC.:		PARTICIPANT:

By:
	[●]	Name:	[●]

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